Exhibit 99.1

Fortitude Provides Second Quarter 2026 Financial and Operating Highlights

Fortitude reported strong financial performance with revenue of $20.9 million and Adjusted EBITDA of $8.5 million

Continued momentum in core mining operations with approximately 33,646 ZEC mined during the quarter at an average realized hash rate of 4.0 GSol/s, with recent site and fleet expansions bringing the owned-and-operated power portfolio to 60+ MW

Fortitude purchased approximately $1,000,000 of HeartSciences common stock in a private placement, with the proposed business combination expected to close in H2 2026

FAIRPORT, N.Y.--(BUSINESS WIRE)--Fortitude Mining Holdings, Inc. (“Fortitude”), a vertically-integrated digital asset mining platform anchored in Zcash, today provided financial and operating highlights for the three-month period ended June 30, 2026.

“This was a strong quarter for Fortitude and a clear demonstration of the momentum building in our vertically-integrated strategy,” said Andrea Childs, CEO of Fortitude. “We mined approximately 33,646 ZEC at an average operating hash rate of 4.0 GSol/s. As we work to advance toward the public markets via our proposed business combination with HeartSciences, we remain thrilled about the opportunity ahead and our ability to execute on it.”

“Fortitude delivered a strong cash-flowing quarter in Q2, generating $20.9 million in revenue driven by continued ZEC hashprice and hashrate performance across our fleet,” added Erik Ellingson, CFO of Fortitude. “This translated into robust operating cash flow indicated by adjusted EBITDA of $8.5 million, reinforcing the strength of our ZEC-focused mining strategy as we continue to prepare to close our proposed business combination with HeartSciences.”

Q2 Financial and Operating Highlights

Key financial and operational highlights for the quarter include:

●	Quarterly revenue of $20.9 million

●	Adjusted EBITDA[1] of $8.5 million

●	ZEC average operating hash rate 4.0 GSol/s

●	ZEC mined of approximately 33,646

●	Total controlled power capacity of 60+ MW across seven sites

Proposed Business Transaction

As previously announced on June 23, 2026, Fortitude and HeartSciences Inc. (Nasdaq: HSCS) (“HeartSciences”) an AI-powered medical technology company, entered into a definitive agreement providing for a proposed business combination (the “Proposed Transaction”). The Proposed Transaction is intended to bring a leading vertically-integrated Zcash mining platform to the public markets, and is expected to close in H2 2026.

Fortitude Investment in HeartSciences

On August 12, 2026, Fortitude and HeartSciences entered into a subscription agreement pursuant to which Fortitude purchased an aggregate of 411,522 shares of HeartSciences’ common stock in a private placement (the “Subscription”), at a negotiated VWAP of $2.43 per share1, a 22% premium to the closing price of HeartSciences’ common stock on August 12, 2026. The Subscription supports HeartSciences’ operating expenses in the period leading up to the expected closing of the Proposed Transaction and reflects Fortitude’s commitment to a successful close.

1	Represents the 30 trading day Volume Weighted Average Price for HeartSciences common stock through August 11, 2026.

Following the Subscription, Fortitude owns approximately 9.4%2 of HeartSciences’ issued and outstanding common stock. The shares issued to Fortitude in the Subscription are ordinary shares of HeartSciences’ common stock, without any additional rights or preferences. Additionally, the exchange ratio under the merger agreement relating to the Proposed Transaction is unchanged, and Fortitude will not receive any additional shares at the closing of the Proposed Transaction as a result of the Subscription. The investment is intended to strengthen the balance sheet of HeartSciences and reflects Fortitude’s continued conviction in the Proposed Transaction and its ability to close.

About Fortitude

Fortitude, currently wholly-owned by DCG, is an institutional-scale, vertically integrated venture mining platform operating across the Proof-of-Work ecosystem and anchored in Zcash. Fortitude pairs self-mining operations with an owned data center footprint, a diversified power portfolio backed by competitive long-term contracts, and disciplined capital allocation to identify and scale high-conviction opportunities in emerging Proof-of-Work ecosystems, beginning with its leadership position in the Zcash network. Fortitude is led by an experienced team of operators, capital markets professionals, and digital asset specialists with a track record of identifying and scaling high-conviction opportunities and building privacy-preserving digital asset infrastructure.

For more information, visit www.fortitudemining.com and follow Fortitude on X at @FortitudeCrypto

About HeartSciences

HeartSciences is a healthcare information technology company advancing the use of ECG/EKGs through the integration of artificial intelligence. HeartSciences’ MyoVista Insights™ Platform is a device-agnostic, next-generation ECG management system designed to improve clinical efficiency and decision-making. Its MyoVista wavECG device is designed to deliver conventional ECG functionality while supporting on-device AI-enabled solutions.

For more information, please visit: www.heartsciences.com and follow HeartSciences on X @HeartSciences.

Cautionary Note Regarding Forward-Looking Information

This press release contains forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “aim,” “anticipate,” “expect,” “design,” “plan,” “will,” “would,” “believe,” “estimate,” “goal,” “intend,” and other words of similar meaning, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, express or implied statements relating to Fortitude and its expectations concerning the timing of the Proposed Transaction and the expectation that the Proposed Transaction will bring Fortitude to the public markets and its expectations around HeartSciences’ use of proceeds from the Subscription. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements.

2	The percentages reported herein are based upon HeartSciences’ outstanding shares of Common Stock as reported in the HeartSciences Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on August 18, 2026.

These forward-looking statements are based on management’s current expectations and assumptions as of the date of this press release and are subject to a number of known and unknown risks, uncertainties, and other factors that could cause actual results to diﬀer materially from those expressed or implied by such statements, including, without limitation, the following: the risk that the Proposed Transaction may not be completed on the anticipated timeline or at all; the failure to satisfy the conditions to the closing of the Proposed Transaction, including obtaining the requisite approval of the HeartSciences shareholders; market, macroeconomic, or other conditions that could adversely aﬀect either HeartSciences or Fortitude, or the combined company; risks related to the integration of the two companies and the management of a newly public company; risks relating to Fortitude’s operations and business, including the highly volatile nature of the price of Zcash and other cryptocurrencies; and risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally. Additional factors that may cause actual results to diﬀer materially from those expressed or implied by the forward-looking statements in this press release are discussed in the preliminary proxy statement on Schedule 14A, filed by HeartSciences with the SEC on July 27, 2026, in connection with the Proposed Transaction, HeartSciences’ 2026 Annual Report on Form 10-K, filed with the SEC on July 23, 2026, and other reports filed with the SEC from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements. Each of HeartSciences and Fortitude expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. All forward-looking statements are made as of the date of this press release.

Non-GAAP Financial Measures

EBITDA & Adjusted EBITDA

Fortitude has presented certain financial measures in this press release that are not recognized under U.S. Generally Accepted Accounting Principles (“GAAP”). Specifically, Fortitude has presented “EBITDA” and “Adjusted EBITDA” (each as further described below). References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization and “Adjusted EBITDA” means EBITDA, adjusted for non-recurring transaction related expenses, including advisory, legal, accounting, and regulatory fees, non-recurring litigation related expenses, realized gain/losses on disposal of equipment. Fortitude uses non-GAAP measures in its operational and financial decision making and believes that such non-GAAP numbers are more representative of the performance of the business and thus instructive for its strategic planning. Specifically, with respect to Adjusted EBITDA, Fortitude believes it is useful to exclude certain items in order to allow for period-over-period comparisons on a more consistent basis and to focus on what Fortitude regards to be a more meaningful indicator for evaluating the underlying operating performance of the business. Fortitude believes that these non-GAAP financial measures, while not a substitute for GAAP financial measures, provide investors with (i) an improved ability to evaluate its underlying performance and (ii) greater transparency of the key performance metrics used by Fortitude’s management with respect to operational and financial decision making. In evaluating Adjusted EBITDA, you should be aware that in the future Fortitude may incur expenses that are the same as or similar to some of the adjustments in such presentation. The non-GAAP financial measures presented herein are provided as supplemental information to Fortitude’s performance measures calculated in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP. Non-GAAP measures have limitations as an analytical tool. Some of these limitations are: (i) Adjusted EBITDA excludes certain transaction-related expenses, non-recurring legal expenses we have incurred, such as litigation costs and one-time accounting charges, gain/losses on disposal of equipment (ii) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and the cash requirements for such replacements are not reflected in Adjusted EBITDA; (iii) the omission of the amortization expense associated with Fortitude’s intangible assets further limits the usefulness of Adjusted EBITDA; and (iv) Adjusted EBITDA does not include the payment of taxes, which is a necessary element of Fortitude’s operations. Because of these limitations, such non-GAAP measures should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Fortitude’s management compensates for these limitations by not viewing the non-GAAP measures in isolation and specifically by using other GAAP measures to measure Fortitude’s operating performance. Further, non-GAAP financial measures do not have any standardized meaning prescribed under GAAP and therefore may not be comparable to other issuers. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, Fortitude’s results of operations as determined in accordance with GAAP.

GAAP Net Income (Loss) to Adj. EBITDA Reconciliation

Adjusted. EBITDA Reconciliation

$ in millions

Q2 2026
Net Income (Loss)	$(9.5)
plus: Impairment of mining equipment	10.3
plus: Depreciation and amortization	5.6
plus: Interest expenses	0.1
plus: Income tax benefit	(1.5)
EBITDA	$4.9
plus: Non-recurring transaction related expenses(1)	3.6
plus: Non-recurring litigation related expenses	0.3
plus: Realized gain/loss on disposal of equipment	(0.3)
Adjusted EBITDA	$8.5

(1)	Non-recurring transaction related expenses including advisory, legal, accounting, and regulatory fees.

Additional Information About the Proposed Transaction and Where to Find It

This press release may be deemed solicitation material in respect of the Proposed Transaction. In connection with the Proposed Transaction, HeartSciences has filed a preliminary proxy statement on Schedule 14A and may file additional relevant materials with the SEC. Following the filing of a definitive proxy statement with the SEC, HeartSciences will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the Proposed Transaction. INVESTORS AND SHAREHOLDERS OF HEARTSCIENCES ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT HEARTSCIENCES HAS FILED OR MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HEARTSCIENCES AND THE PROPOSED TRANSACTION. THIS PRESS RELEASE DOES NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED TRANSACTION AND RELATED MATTERS AND IS NOT INTENDED TO PROVIDE THE BASIS FOR ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF SUCH MATTERS. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the Proposed Transaction (when they become available), and any other documents filed by HeartSciences with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC or by sending a request to the HeartSciences Investor Relations Department at investorrelations@heartsciences.com.

Participants in the Solicitation

HeartSciences and Fortitude, their respective directors and executive officers, and certain executive officers of Digital Currency Group, Inc. may be deemed to be participants in the solicitation of proxies from HeartSciences’ shareholders with respect to the Proposed Transaction. Information regarding the identity of the potential participants, and their direct or indirect interests in the Proposed Transaction, by security holdings or otherwise, is set forth in the preliminary proxy statement and other materials that have been or may be filed with the SEC in connection with the Proposed Transaction.

No Offer or Solicitation

This press release and the information contained herein is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Proposed Transaction will be implemented solely pursuant to the terms and conditions of the merger agreement, which contain the full terms and conditions of the Proposed Transaction.

Investor Relations and Media Contact:

ICR

Phone: 917-375-9457

Email: IR@fortitudemining.com